SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
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 TEXT OF MATERIALS DISTRIBUTED BY AMP TO ITS EMPLOYEES AND OTHERS:


                            TO ALL AMP EMPLOYEES

 AlliedSignal has tried to get a big public relations splash by claiming that AMP employees have nothing to worry about if AlliedSignal succeeds in its hostile effort to take over AMP. But once you examine AlliedSignal's statements--what they say and what they don't say--we think you'll find them less than reassuring. We think AlliedSignal's assertions are misleading and insulting. Here are some of AlliedSignal's statements, and our translation of what they really mean.

 ALLIEDSIGNAL SAYS:                 OUR TRANSLATION:

 "Your employment is safe           You may be among the one in 10 AMP
 with AlliedSignal."                employees AlliedSignal commits not to
                                    fire in the first year. Everyone
                                    else--look out!

 "If you are a Pennsylvania         It will probably take about one year to
 employee of AMP earning up to      figure out which of you AlliedSignal is
 $50,000, AlliedSignal commits      going to fire.
 to maintaining your
 employment for at least one
 year..."

 "This commitment covers all        Let's see if anyone notices that
 full-time, active AMP              AlliedSignal totally omitted any
 employees in Pennsylvania          reference to more than 40,000 AMP
 whose annual base wages or         employees, including thousands in
 salary is up to $50,000."          Pennsylvania.

 "In addition, AlliedSignal         AlliedSignal can just fire
 makes the following                many of you right away and
 commitments to all AMP             the rest of you after one
 Pennsylvania employees: We         year--so why should
 will not reduce your current       AlliedSignal worry about your
 salary and benefit package."       salary or benefit package?

 "We will provide you with at       When AlliedSignal phases out your job
 least 40 hours of training         or shuts down your plant, maybe we can
 each year--at our expense and      find something else for you if you're
 on our time--to help you keep      willing to pull up your family and
 your job skills current and        relocate.
 to help you learn new ones."

 "We want to allay your             AlliedSignal wants to do everything
 concerns."                         possible so that if AlliedSignal
                                    terminates your employment, it will be
                                    totally unexpected.



               WHEN YOU CUT THROUGH ALLIEDSIGNAL'S RHETORIC,
                           THE MESSAGE IS CLEAR:
                ALLIEDSIGNAL DOESN'T REALLY CARE ABOUT YOU.


                                                                 [AMP LOGO]


 AMP and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to AlliedSignal's consent solicita-tion. The participants in this solicitation may include the directors of AMP (Ralph D. DeNunzio, Barbara H. Franklin, Joseph M. Hixon III, William J. Hudson, Jr., Joseph M. Magliochetti, Harold
 A. McInnes, Jerome J. Meyer, John C. Morley, Robert Ripp, Paul G. Schloemer and Takeo Shiina); the following executive officers of AMP: Robert Ripp (Chairman and Chief Executive Officer), William J. Hudson (Vice Chairman), James E. Marley (former Chairman), William S. Urkiel (Corporate Vice President and Chief Financial Officer), Herbert M. Cole (Senior Vice President for Operations), Juergen W. Gromer (Senior Vice President, Global Industry Busi-nesses), Richard P. Clark (Divisional Vice President, Global Wireless Products Group), Thomas DiClemente (Corporate Vice President and President, Europe, Middle East, Africa), Rudolf Gassner (Corporate Vice President and President, Global Personal Computer Division), Charles W. Goonrey (Corporate Vice President and General Legal Counsel), John E. Gurski (Corporate Vice President and Presi-dent, Global Value-Added Operations and President, Global Operations Division), David F. Henschel (Corporate Secretary), John H. Kegel (Corporate Vice President, Asia/Pacific), Mark E. Lang (Corporate Controller), Philippe Lemaitre (Corporate Vice President and Chief Technology Officer), Joseph C. Overbaugh (Corporate Treasurer), Nazario Proietto (Corporate Vice President and President, Global Consumer, Industrial and Power Technology Division); and the following other members of management and employees of AMP: Merrill
 A. Yohe, Jr. (Vice President, Public Affairs), Richard Skaare (Director, Corporate Communication), Douglas Wilburne (Director, Investor Relations), Suzanne Yenchko (Director, State Government Relations), Mary Rakoczy (Manager, Shareholder Services), Dorothy J. Hiller (Assistant Manager, Shareholder Services), Melissa E. Witsil (Communica-tions Assistant) and Janine M. Porr (Executive Secretary). As of the date of this communication, none of the foregoing participants individually beneficially own in excess of 1% of AMP's common stock or in the aggregate in excess of 2% of AMP's common stock.

 AMP has retained Credit Suisse First Boston Corporation ("CSFB") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisors in connection with the AlliedSignal Offer, for which CSFB and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, AMP has agreed to indemnify CSFB, DLJ and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. CSFB and DLJ are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor DLJ admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Ex-change Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning either CSFB or DLJ. In connection with CSFB's role as financial advisor to AMP, CSFB and the following investment banking employees of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Alan Howard, Steven Koch, Scott Lindsay, and Lawrence Hamdan. In connection with DLJ's role as financial advisor to AMP, DLJ and the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Douglas V. Brown and Herald L. Ritch. In the normal course of its business, each of CSFB and DLJ regularly buys and sells securities issued by AMP for its own account and for the accounts of its customers, which transactions may result in CSFB, DLJ or the associates of either of them having a net "long" or net "short" position in AMP securities, or option contracts or other derivatives in or relating to such securities. As of September 11, 1998, DLJ held no shares of AMP common stock for its own account and CSFB had a net long position of 103,966 shares of AMP common stock.